Joint Filer Information

Names:     Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

Address:   c/o First New York Securities, LLC
           850 Third Avenue, 8th Floor
           New York, New York 10022

Designated Filer:                       Joseph Edelman

Issuer and Ticker Symbol:               Biosante Pharmaceuticals, Inc. (BISP.OB)

Date of Event requiring Statement:      August 4, 2003

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

PERCEPTIVE LIFE SCIENCES                            PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By:   Perceptive Advisors LLC, its investment
        advisor


By: /s/ Joseph Edelman                              By: /s/ Joseph Edelman
    -----------------------                             ------------------------
Name:  Joseph Edelman                               Name:  Joseph Edelman
Title: Managing Member                              Title: Managing Member